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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

            Subsidiary of Waypoint Financial              State of Organization
            --------------------------------              ---------------------
     Waypoint Bank ..................................             United States
     Waypoint Financial Investment Corporation ......             Delaware
     New Service Corporation ........................             Pennsylvania
     Waypoint Service Corporation ...................             Pennsylvania
     Waypoint Brokerage Services, Inc. ..............             Pennsylvania
     Waypoint Insurance Services, Inc. ..............             Pennsylvania
     Owen Insurance Inc. ............................             Pennsylvania
     Advanced Real Estate Associates ................             Pennsylvania
     Lenders Support Group Inc. .....................             Pennsylvania

            Subsidiary of Waypoint Bank                   State of Organization
            ---------------------------                   ---------------------
     Waypoint Investment Corporation ................             Delaware
     H. S. Service Corporation ......................             Pennsylvania
     First Harrisburg Service Corporation ...........             Pennsylvania
     C.B.L. Service Corporation .....................             Pennsylvania
     AVSTAR Mortgage Corporation ....................             Pennsylvania

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